UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2006

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As previously reported, on September 21, 2006, the Board of Directors (the “Board”) of Polymer Group, Inc. ( the “Company”) asked James Snyder to resign as Vice President of Global Purchasing of the Company and, pending receipt of his resignation, the Board relieved him of his duties as an officer of the Company.  On November 7, 2006, the Company entered into a Separation Agreement and General Release with Mr. Snyder (the “Separation Agreement”) pursuant to which the Company and Mr. Snyder agreed that Mr. Snyder’s employment with the Company ended on November 7, 2006 (the “Separation Date”).

In accordance with the Separation Agreement, Mr. Snyder is entitled to receive his current base salary in the amount of $11,526.67 per month until September 21, 2007.  In addition, Mr. Snyder is eligible for an additional payment of $34,580.01 on September 21, 2007 if Mr. Snyder complies with all of the terms and conditions of the Separation Agreement through such date.  This additional payment is in lieu of any other bonus payments or bonus opportunities available to Mr. Snyder under any Company plan, agreement or arrangement.  Mr. Snyder will also receive a payment of $3,645.00 for unused, earned vacation time and paid time off days.  All payments under the Separation Agreement are subject to applicable tax withholding and other deductions by the Company.  Pursuant to the Separation Agreement, Mr. Snyder will forfeit all restricted shares and stock options of the Company previously granted to him, including all vested shares and options.

The Separation Agreement contains customary (a) confidentiality obligations for Mr. Snyder with respect to both Company and third-party confidential information, (b) non-compete and non-solicitation obligations for Mr. Snyder through November 7, 2007, and (c) protection of the Company’s intellectual property rights.  The Separation Agreement also contains a general release of claims in favor of the Company and certain of its affiliates and related parties.

Except as provided above, Mr. Snyder is not entitled to receive any other payments from the Company related to the termination of his employment, including without limitation payments pursuant to the Change in Control Separation Compensation Agreement, dated as of March 24, 2006, between Mr. Snyder and the Company (the “Change in Control Agreement”).

Item 1.02.              Termination of a Material Definitive Agreement.

The Change in Control Agreement was terminated in accordance with the terms and conditions of the Separation Agreement, without any obligation on the part of the Company or Mr. Snyder thereunder for any event or transaction occurring prior to or following the termination of the Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: November 8, 2006	By:	/s/ Willis C. Moore, III
Willis C. Moore, III
Chief Financial Officer